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                                                                    EXHIBIT 12-1

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           ($000s, except ratio data)


                                                                       12 MONTHS
                                                                           ENDED
                                                                        12/31/99
                                                                     -----------

NET INCOME                                                           $  576,814

ADD BACK:

  INCOME TAXES:
  OPERATING INCOME                                                      359,160
  NON-OPERATING INCOME                                                   (5,058)
                                                                     ----------
  NET TAXES                                                             354,102

FIXED CHARGES:
  INTEREST APPLICABLE TO DEBT                                           374,518
  ANNUAL RENTALS ESTIMATE                                                 3,272
  CAPITALIZED INTEREST                                                    6,983
                                                                     ----------
  TOTAL FIXED CHARGES                                                   384,773
                                                                     ----------

ADJUSTED EARNINGS INCLUDING AFUDC                                    $1,315,689
                                                                     ==========

RATIO OF EARNINGS TO FIXED CHARGES                                         3.42
                                                                     ==========

  AFUDC                                                                   3,891
                                                                     ----------

ADJUSTED EARNINGS EXCLUDING AFUDC                                    $1,311,798
                                                                     ==========

RATIO OF EARNINGS EXCLUDING AFUDC TO FIXED CHARGES                         3.41
                                                                     ==========